Exhibit 5.1

LAURA ANTHONY, ESQ. CRAIG D. LINDER, ESQ.* JOHN CACOMANOLIS, ESQ.**	WWW.ALCLAW.COM WWW.SECURITIESLAWBLOG.COM

ASSOCIATES AND OF COUNSEL:

CHAD FRIEND, ESQ., LLM

MICHAEL R. GEROE, ESQ., CIPP/US***

JESSICA HAGGARD, ESQ. ****

PETER P. LINDLEY, ESQ., CPA, MBA

JOHN LOWY, ESQ.*****

STUART REED, ESQ.

LAZARUS ROTHSTEIN, ESQ.

SVETLANA ROVENSKAYA, ESQ.******

HARRIS TULCHIN, ESQ. *******

DIRECT E-MAIL: LANTHONY@ALCLAW.COM

*licensed in CA, FL and NY

**licensed in FL and NY

***licensed in CA, DC, MO and NY

****licensed in Missouri

*****licensed in NY and NJ

******licensed in NY and NJ

*******licensed in CA and HI (inactive in HI)

July 19, 2024

Intrusion Inc.

101 East Park Blvd, Suite 1200

Plano, Texas 75074

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Intrusion Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-1, initially filed by the Company on July 19, 2024 (as thereafter amended or supplemented, the “Registration Statement”).

The Registration Statement relates to the registration of the offer and sale from time to time by the Selling Holders (as defined in the Registration Statement) of up to (i) 1,195,666 shares of common stock, par value $0.01 per share (“common stock), that the Company may, at its discretion, elect to issue and sell to the Selling Holders from time to time after the date of the Registration Statement, pursuant to that certain Standby Equity Purchase Agreement, dated as of July 3, 2024, entered into by and between the Company and the Selling Holders based on a minimum purchase price of $1.08 per share of common stock (the “SEPA” and such shares, the “SEPA Shares”), (ii) 92,592 shares of common stock issued to the Selling Holders pursuant to the terms of the SEPA as consideration for their irrevocable commitment to purchase shares of common stock at the Company’s direction, from time to time after the date of the Registration Statement upon the terms and subject to the conditions set forth in the SEPA (the “Commitment Fee Shares”), and (iii) 216,921 shares of common stock issued to the Selling Holders for the purchase price of $0.01 per share pursuant to the terms of the SEPA as further consideration for their irrevocable commitment to purchase shares of common stock at the Company’s direction, from time to time after the date of the Registration Statement upon the terms and subject to the conditions set forth in the SEPA (“Pre-Delivery Shares,” and together with the Commitment Fee Shares and SEPA Shares, the “Offered Securities”).

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In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company; (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Offered Securities and related matters; (iii) the Registration Statement and all exhibits included or incorporated by reference thereto; (iv) a certificate executed by an officer of the Company, dated as of the date hereof; (v) the SEPA and (vi) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

In making the foregoing examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

We have not considered, and express no opinion herein as to, the laws of any state or jurisdiction other than the laws of the State of Delaware, as currently in effect.

Based upon the foregoing, and subject to the qualifications, assumptions, limitations and exceptions stated herein, we are of the opinion that:

1.	The Commitment Fee Shares have been duly authorized and are validly issued, fully paid and are non-assessable.

2.	The Pre-Delivery Shares have been duly authorized and are validly issued, fully paid and are non-assessable.

3.	When the SEPA Shares have been issued and delivered against payment in full of the consideration payable therefor pursuant to the terms of the SEPA, the SEPA Shares will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We further consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

1700 PALM BEACH LAKES BLVD., SUITE 820 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936

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